Exhibit 99.01
FOR IMMEDIATE RELEASE                    Contact: David A. Garrison
Website: http://www.arthrt.com                        (978) 602-1436

April 23, 2012

Arrhythmia Research Technology, Inc. Receives
NYSE Amex Exchange Compliance Notice

Fitchburg, Massachusetts
Arrhythmia Research Technology, Inc. (NYSE AMEX: HRT), (the “Company”) announced that, on April 17, 2012, it received notice from the NYSE Amex LLC (the “Exchange”) that it is not in compliance with certain of the Exchange's continued listing standards as set forth in Sections 134 and 1101 of the Exchange's Company Guide (the “Company Guide”) as a result of the failure to file its annual report on Form 10-K on a timely basis. The Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide. Such procedures require the Company to communicate with the Exchange by April 23, 2012 to confirm receipt of the letter and indicate whether or not it intends to submit a plan of compliance. The Company intends to submit a plan of compliance to the Exchange by May 1, 2012 in accordance with the notice advising the Exchange of action it has taken or intends to take that will bring the Company into compliance with Sections 134 and 1101 of the Company Guide by no later than July 16, 2012. If the plan is accepted but the Company is not in compliance with the continued listing standards of the Company Guide by July 16, 2012 or if the Company is not making progress consistent with the plan, the Company may be subject to delisting procedures.
About Arrhythmia Research Technology, Inc.

The Company through its wholly-owned subsidiary, Micron Products, Inc., manufactures silver plated and non-silver plated conductive resin sensors and distributes metal snaps used in the manufacture of disposable ECG, EEG, EMS and TENS electrodes. Micron's MIT division provides end-to-end product life cycle management through a comprehensive portfolio of value-added services such as design, engineering, prototyping, manufacturing, machining, assembly and packaging. MIT manufactures custom injection molded products for medical, electronic, industrial and consumer applications, and provides high end mold design, manufacturing and precision machining for various industries. The Company's wholly-owned subsidiary, RMDDxUSA Corp. and its Canadian subsidiary, RMDDx Corporation, is a development stage organization dedicated to the development and commercialization of medical devices and services, medical information technology, medical diagnostics and remote patient monitoring through wireless, Internet and telecommunication technologies. The Company's products also include a customizable proprietary signal-averaging electrocardiography (SAECG) software used in the detection of potentially lethal heart arrhythmias that is reconfigurable for a variety of hardware platforms.
For more information please check our websites:
http://www.arthrt.com             http://www.micronproducts.com
http://www.micronintegrated.com        http://www.WirelessDx.com
Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include: the finalization and timing of the filing of the annual report on Form 10-K for the fiscal year ended December 31, 2011 our ability to maintain our current pricing model and/or decrease our cost of sales; our ability to increase sales of higher margin products and services; variations in the mix of products and services sold; variability of customer delivery requirements; ability to market WirelessDx services, manage the timing of investment in operational infrastructure and ability to accelerate the pace of revenues from customer implementation; a stable interest rate market and/or a stable currency rate environment in the world, and specifically the countries where we are doing business; continued availability of supplies or materials used in manufacturing at competitive prices; volatility in commodity and energy prices and our ability to offset higher costs with price increases. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K.